Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Tel: 9644 9531 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of our report dated April 24, 2024 relating to the consolidated financial statements of WiMi Hologram Cloud Inc., which is included in this Annual Report on Form 20-F of WiMi Hologram Cloud Inc. for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Onestop Assurance PAC

Singapore

January 8, 2025